                                                                     EXHIBIT 25

    SECURITIES ACT OF 1933 FILE NO: 33-      (IF APPLICATION TO DETERMINE
  ELIGIBILITY OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2))
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ---------------------
                                   FORM T-1
                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

  Check if an Application to Determine Eligibility of a Trustee Pursuant to
                            Section 305(b)(2) / /

                            ---------------------

                      FLEET BANK OF MASSACHUSETTS, N.A.
             (Exact name of trustee as specified in its charter)

                              U.S. NATIONAL BANK
 (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                  05-0414875
                   (I.R.S. employer identification number)

    75 State Street, Boston, Massachusetts                        02109
  (Address of trustee's principal executive                     (Zip Code)
                    offices)

                            Barbara Worthen, Esq.
                 75 State Street, Boston, Massachusetts 02109
                                 (617) 346-3128
                                 General Counsel
            (Name, address and telephone number of agent for service)

                            ---------------------

                          Edison Brothers Stores, Inc.
               Exact name of obligor as specified in its charter)

                  DELAWARE                         43-0254900
        (State or other jurisdiction            (I.R.S. employer
     of incorporation or organization)         identification no.)

              501 North Broadway
             St. Louis, Missouri                       63102
   (Address of principal executive offices)          (Zip Code)

                                 Debt Securities
                       (Title of the indenture securities)

Item 1. General Information.

    Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.
             Comptroller of the Currency, Washington, D.C.
             Board of Governors of the Federal Reserve System, Washington, D.C. FDIC, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.
             Yes.


Item 2. Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

    Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 have been omitted pursuant to General Instruction B.


Item 16. List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility and qualification.

    1.* A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-60068.)

    2.* A copy of the certificate of authority of the trustee to commence business. (See Exhibit T-1 (Item 12), Registration Statement No. 22-24018.)

    3.* A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit T-1 (Item 12), Registration Statement no. 22-24018.)

    4.* A copy of the bylaws of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration Statement No. 33-60068.)

    5.   Not applicable.

    6. Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

    8.   Not applicable.

    9.   Not applicable.

- ---------------

* The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange commission, to which there have been no amendments or changes.

                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet Bank of Massachusetts, N.A., a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Boston, and the
Commonwealth of Massachusetts on the    th day of April, 1995.

                                      FLEET BANK OF MASSACHUSETTS, N.A.

                                      By            FRANKLIN C. COCKRELL
                                         --------------------------------------
                                                    Franklin C. Cockrell
                                                       Vice President

                                      NOTE

    1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    EXHIBIT 6
                               CONSENT OF TRUSTEE

    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the Debt Securities of Edison Brothers Stores, Inc., we hereby consent that reports of examinations of federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      FLEET BANK OF MASSACHUSETTS, N.A.

                                      By            FRANKLIN C. COCKRELL
                                         --------------------------------------
                                                    Franklin C. Cockrell
                                                       Vice President

Dated:     th day of April, 1995

                                                                      EXHIBIT 7

                               REPORT OF CONDITION

    Consolidating domestic and foreign subsidiaries of the Fleet Bank of Massachusetts, N.A. of Boston in the State of Massachusetts, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 26305 Comptroller of the Currency Northeastern District.

Statement of Resources and Liabilities

                                     ASSETS
                                                                      Thousands
                                                                          of
                                                                       dollars
                                                                    -----------

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin. . . . . .  $  739,923
     Interest-bearing balances . . . . . . . . . . . . . . . . . .   1,000,057
Held-to-maturity securities. . . . . . . . . . . . . . . . . . . .      71,812
Available-for-sale securities. . . . . . . . . . . . . . . . . . .   1,418,517
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
     Federal funds sold. . . . . . . . . . . . . . . . . . . . . .      10,134
     Securities purchased under agreements to resell . . . . . . .     291,982
Loans and lease financing receivables:
     Loans and leases, net of unearned income. . . .    $5,835,651
     LESS: Allowance for loan and lease losses . . .       132,725
     LESS: Allocated transfer risk reserve . . . . .             0
                                                        ----------
     Loans and leases, net of unearned income, allowance and
       reserve . . . . . . . . . . . . . . . . . . . . . . . . . .   5,702,926
Assets held in trading accounts. . . . . . . . . . . . . . . . . .      58,474
Premises and fixed assets (including capitalized leases) . . . . .     125,475
Other real estate owned. . . . . . . . . . . . . . . . . . . . . .       6,610
Investments in unconsolidated subsidiaries and associated
  companies. . . . . . . . . . . . . . . . . . . . . . . . . . . .           0
Customers' liability to this bank on acceptances outstanding . . .       2,253
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . .      79,863
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . .     249,025
                                                                    ----------
          TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . .  $9,757,051
                                                                    ==========

                                   LIABILITIES

Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . .  $6,523,645
          Noninterest-bearing. . . . . . . . . . . .    $1,736,791
          Interest-bearing . . . . . . . . . . . . .     4,786,854
                                                        ----------



     In foreign offices, Edge and Agreement subsidiaries, and
       IBFs. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,472,872
          Noninterest-bearing. . . . . . . . . . . .           559
          Interest-bearing . . . . . . . . . . . . .     1,472,313
                                                        ----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
     Federal funds purchased . . . . . . . . . . . . . . . . . . .     306,732
     Securities sold under agreements to repurchase. . . . . . . .      39,079
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . .     177,521
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . .      50,485
Other borrowed money:
     With original maturity of one year or less. . . . . . . . . .     326,582
     With original maturity of more than one year. . . . . . . . .      18,258
Mortgage indebtedness and obligations under capitalized leases . .         842
Bank's liability on acceptances executed and outstanding . . . . .       2,255
Subordinated notes and debentures. . . . . . . . . . . . . . . . .           0
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . .     115,056
          Total Liabilities. . . . . . . . . . . . . . . . . . . .   9,033,327
Limited-life preferred stock and related surplus . . . . . . . . .           0
                                                                    ----------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . .           0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,000
Surplus    . . . . . . . . . . . . . . . . . . . . . . . . . . . .     542,245
Undivided profits and capital reserves . . . . . . . . . . . . . .     213,013
Net unrealized holding gains (losses) on available-for-sale
  securities . . . . . . . . . . . . . . . . . . . . . . . . . . .     (46,534)
Cumulative foreign currency translation adjustments. . . . . . . .           0
Total equity capital . . . . . . . . . . . . . . . . . . . . . . .     723,724
                                                                    ----------
          TOTAL LIABILITIES, limited-life preferred stock, and
            equity capital . . . . . . . . . . . . . . . . . . . .  $9,757,051
                                                                    ==========


    We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

George Detomassi                      I, Giro DeRosa
Stephen Carlotti                      Vice-President & Controller of the
Leo R. Breitman                       above-named bank do hereby declare that
                                      this Report of Condition is true and
                                      correct to the best of my knowledge and
                                      belief.

                                                    GIRO DEROSA
                                      .........................................
                                                     Signature

                                                  October 27, 1994
                                      .........................................
                                                        Date